EXHIBIT H


                                            As of November 3, 1994


                                   CONFIRMATION


                   Reference is made to the Voting Agreement and Proxy,

         dated as of August 23, 1994, between WP Investors, Inc., a

         Delaware corporation (the "Buyer"), and Milton Petrie, the record and beneficial owner of 28,111,274 shares of common stock of Petrie Stores Corporation, a New York corporation (the

         "Seller"), as consented to and agreed by Toys "R" Us, Inc.

         ("Toys") (the "Voting Agreement") and to the Amendment to the

         Purchase Agreement (as such term is defined in the Voting

         Agreement) (the "Amendment") which the Buyer and the Seller are entering into concurrently herewith.



                   In consideration of the premises and the agreements

         set forth herein and for other good and valuable consideration,

         receipt of which is hereby acknowledged, the undersigned hereby agree as follows:  1) that the "Transaction" as defined in the

         Voting Agreement shall include the transactions contemplated by the Purchase Agreement, as amended by the Amendment, 2) that all references to the Purchase Agreement in the Voting Agree-

         ment shall hereafter be deemed references to the Purchase

         Agreement as amended by the Amendment, and 3) that, except as otherwise provided herein, the Voting Agreement shall remain unchanged and in full force and effect.



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                   IN WITNESS WHEREOF, the parties hereto have executed

         this Agreement on the date first above written.

                                  WP INVESTORS, INC.


                                    By: /s/ Errol M. Cook
                                        Name: Errol M. Cook
                                        Title:


                                  MILTON PETRIE


                                  By: /s/ Bernard Petrie
                                      Bernard Petrie, as Attorney-in-Fact


                                  By: /s/ Joseph H. Flom
                                      Joseph H. Flom, as Attorney-in-Fact


                                  By: /s/ Jerome A. Manning
                                      Jerome A. Manning, as Attorney-in-Fact


                                  By: /s/ Albert Ratner
                                      Albert Ratner, as Attorney-in-Fact


         Consented and Agreed:

         TOYS "R" US, INC.


         By: /s/ Louis Lipschitz
         Name: Louis Lipschitz
         Title: Senior V.P. Finance and CFO
















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